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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectuses of Provident Companies, Inc. for the registration of 6,805,125 shares of common stock of Provident Companies, Inc. and to the incorporation by reference therein of our report dated January 23, 1997 with respect to the consolidated financial statements of The Paul Revere Corporation incorporated by reference in Provident Companies' Current Report on Form 8-K dated March 27, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
April 11, 1997